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                                                                     Exhibit 4.2

                 Amendment No. 1 to Stock Purchase Agreement
                 -------------------------------------------

     THIS AMENDMENT NO. 1 TO STOCK PURCHASE AGREEMENT (this "Amendment") is dated as of March 31, 1998, by and among Motorola, Inc., a Delaware corporation ("Seller"), Motorola Ardis Acquisition, Inc., a Delaware corporation ("MAA"), Motorola Ardis, Inc., a Delaware corporation ("MAI"), AMSC Acquisition Company, Inc., a Delaware corporation ("Purchaser") and American Mobile Satellite Corporation, a Delaware corporation ("AMSC").

     WHEREAS, Seller, MAA, MAI Purchaser and AMSC entered into that certain Stock Purchase Agreement, dated as of December 31, 1997 (the "Purchase Agreement"). Capitalized terms used but not defined herein shall have the meanings given to such terms in the Purchase Agreement.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by all of the parties hereto, the parties hereto agree as follows:

1.   Amendment.
     ----------

     (a) No Escrow Agreement. On the Closing Date, payment by AMSC and Purchaser for the MAI Shares shall be made in cash by wire transfer to an account designated by Seller. None of the purchase price for the Shares will be held in escrow. All provisions relating to the "Escrow Agreement," the "Escrow Agent", the "Escrowed Funds," the "Seller Escrowed Funds" and the "Purchaser Escrowed Funds" shall be disregarded.

     (b)  Delivery of Shares; AMSC Shareholder Approval.

          (i) Delivery of Shares. Pursuant to the Purchase Agreement, in consideration for the MAA Shares, AMSC agreed to deliver, at Closing, 6,549,217 shares of AMSC Common Stock, subject to adjustment pursuant to Sections 2.3 and
2.4 of the Purchase Agreement. The parties hereto agree and acknowledge that AMSC will deliver to Seller, in consideration for AMSC's purchase of MMA Shares:
(A) at Closing, 5,025,000 shares of AMSC Common Stock, and (B) within 5 Business Days of the Stockholders Meeting (as defined below), 1,524,217 shares of AMSC Common Stock (or, at the option of Seller, AMSC Common Stock and/or AMSC Warrants), and in the case of this clause (B), subject to adjustment pursuant to Sections 2.3 and 2.4 of the Purchase Agreement. AMSC's obligation to issue any shares of AMSC Common Stock and/or AMSC Warrants under clause (B) of the immediately preceding sentence shall be contingent upon receipt by AMSC of the approval of such issuance by the requisite vote of its stockholders under Nasdaq NMS rule 4460(i) (excluding the vote of any shares issued under clause (A) of the immediately preceding sentence) and if such approval is not obtained, AMSC shall have no obligation to issue any shares of AMSC Common Stock or any AMSC Warrants pursuant to clause (B) of the immediately preceding sentence; provided, however that the foregoing shall not limit in any manner, AMSC's representations, warranties and covenants under Section 1(b)(ii)(B) below.








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          (ii)  AMSC Shareholder Approval.

               (A) AMSC acknowledges that as of the Closing Date, a resolution of stockholders of AMSC approving the transactions contemplated by the Purchase Agreement and this Amendment (including the issuance of AMSC Common Stock pursuant to clause (A) of Section 1(b)(i) above) will not be required under the Rules of the NASD or otherwise. Therefore, the parties hereto agree that the closing condition set forth in Section 6.1(i) of the Purchase Agreement shall be waived and the delivery at the Closing of the AMSC Shareholder Approval shall not be required. AMSC further agrees that it shall use its best efforts to obtain, at its next annual stockholders' meeting (which AMSC shall use its best efforts to hold no later than May 31, 1998) (the "Stockholders Meeting"), the requisite stockholder vote to authorize the issuance of shares of AMSC Common Stock (in the form of AMSC Common Stock and/or AMSC Warrants) to Seller as contemplated by the Purchase Agreement and this Amendment.

               (B) AMSC acknowledges that, pursuant to that Participation Rights Agreement, dated as of December 31, 1997 (the "Participation Rights Agreement"), by and among Seller, AMSC, and the Stockholders listed on Schedule A thereto (the "Stockholders"), the Stockholders agreed to vote all of their respective Stockholder Shares (as defined in the Participation Rights Agreement) in favor of and to take such other necessary actions to approve all of the transactions contemplated by the Purchase Agreement, including the issuance of AMSC Common Stock to Seller. AMSC represents and warrants that (1) the Participation Rights Agreement is a valid, binding and enforceable agreement against AMSC and to the best of its knowledge, is a valid, binding and enforceable agreement against each of the Stockholders, and (2) Section 3 of the Participation Rights Agreement will be applicable to the vote of the Stockholders at the Stockholders Meeting. AMSC covenants that (1) it will use its best efforts to cause the Stockholders to comply with their obligations under Section 3 of the Participation Rights Agreement to vote in favor of the issuance of shares of AMSC Common Stock (in the form of AMSC Common Stock and/or AMSC Warrants) to Seller as contemplated by the Purchase Agreement and this Amendment, and (2) it will use its best efforts in cooperating with Seller in any action by Seller to enforce the covenants of the Stockholders under the Participation Rights Agreement.

     (c) Accounting Treatment of Leases. For purposes of Section 2.3 and 2.4 of the Purchase Agreement, the parties hereto acknowledge that the Closing Working Capital shall not take into account the reclassification by KPMG Peat Marwick in the consolidated balance sheet of ARDIS Holding of operating leases to capital leases.

2.   Miscellaneous.
     --------------

     (a) Entire Agreement. This Amendment and the Purchase Agreement (including all exhibits and schedules thereto), and the other documents delivered pursuant thereto, referred to therein or executed and delivered in connection with the transactions contemplated thereby, contain the entire agreement among Purchaser, Seller, MAA, MAI and AMSC with respect to the transactions contemplated therein.

     (b) Amendments and Waivers. The provisions of this Amendment may be amended or waived only upon the prior written consent of Seller and AMSC.

                                      -2-
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     (c)  Counterparts.  This Amendment may be executed simultaneously in two or more counterparts (including by means of telecopied signature pages), any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same agreement.

     (d) Descriptive Headings. The descriptive headings of this Amendment are inserted for convenience only and do not constitute a part of this Amendment.

     (e) Governing Law. THIS AMENDMENT AND THE LEGAL RELATIONS BETWEEN THE PARTIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO THE CONFLICTS OF LAWS PROVISIONS THEREOF.

     (f)  Incorporation Herein of Provisions of the Purchase Agreement. Sections
10.5 [Notices], 10.6 [Assignment and Binding Effect], 10.8 [Severability], 10.10 [No Third Party Beneficiaries], 10.11 [Delays or Omissions], and 10.12 [Construction] of the Purchase Agreement shall be incorporated herein and shall constitute a part of this Amendment.

                                 *  *  *  *  *

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          IN WITNESS WHEREOF, the parties have duly executed this Amendment
No. 1 to Stock Purchase Agreement as of the date first written above.

                                       MOTOROLA, INC.

                                       By: /s/ Julie A. Welch
                                             ---------------------------
                                       Name:  Julie A. Welch
                                             ---------------------------
                                       Its:   Group Controller
                                             ---------------------------

                                       MOTOROLA ARDIS ACQUISITION, INC.

                                       By: /s/ Julie A. Welch
                                             ---------------------------
                                       Name:  Julie A. Welch
                                             ---------------------------
                                       Its:   Group Controller
                                             ---------------------------

                                       MOTOROLA ARDIS, INC.

                                       By: /s/ Julie A. Welch
                                             ---------------------------
                                       Name:  Julie A. Welch
                                             ---------------------------
                                       Its:   Group Controller
                                             ---------------------------

                                       AMERICAN MOBILE SATELLITE
                                       CORPORATION

                                       By: /s/ Randy Segal
                                             ---------------------------
                                       Name:  Randy Segal
                                             ---------------------------
                                       Its:   Vice President & Secretary
                                             ---------------------------

                                       AMSC ACQUISITION COMPANY, INC.

                                       By: /s/ Randy Segal
                                             ---------------------------
                                       Name:  Randy Segal
                                             ---------------------------
                                       Its:   Vice President & Secretary
                                             ---------------------------